Exhibit 99.3

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lokahi Therapeutics Inc.

References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) to “we,” “us” or the “Company” refer to Lokahi Therapeutics, Inc. References to our “management” or our “management team” refer to our officers and directors. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the unaudited condensed financial statements and the notes thereto for the six months ended June 30, 2026. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Special Note Regarding Forward-Looking Statements

This MD&A includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this MD&A regarding our financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations thereof and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of Glucotrack’s Form 10-Q for the fiscal quarter ended June 30, 2026 filed with the SEC on August 14, 2026, which can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the unaudited condensed financial statements and the notes thereto included as Exhibit 99.1 to the Form 8-K/A of which this exhibit forms a part. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

Lokahi Therapeutics, Inc. is a development-stage biopharmaceutical company incorporated in the State of Delaware and a wholly owned subsidiary of Apimeds Pharmaceuticals US, Inc. Our primary focus is the clinical development of Apitox, a purified honeybee venom-based drug candidate being evaluated for the treatment of acute pain and inflammation associated with knee osteoarthritis.

Our Product Candidate

Our product candidate Apitox is a purified, pharmaceutical grade venom of the Apis mellifera, or honeybee, which is classified by the U.S Food and Drug Administration (“FDA”) as an active pharmaceutical ingredient. Apimeds Korea has developed a proprietary method and process of turning extracted bee venom into a lyophilized powder for reconstitution prior to intradermal dose injections, which they sell in South Korea as Apitoxin. Apimeds Korea has exclusively licensed to us all rights to develop, commercialize, market and sell Apitoxin as “Apitox” in the United States in exchange for a sales royalty.

The success of the Company is dependent on obtaining the necessary regulatory approvals of its product candidate. The continuation of the research and development activities and the commercialization of its products, if approved, are dependent on the Company’s ability to successfully complete these activities and to obtain additional financing through a combination of financing activities and operations. It is not possible to predict the outcome of future research and development activities.

Financial Results

Since inception, the Company has incurred significant operating losses. For the six months ended June 30, 2026 and 2025, the Company’s net loss was $8,098,087 and $ 3,064,590, respectively.

Liquidity and Capital Resources

As of June 30, 2026, the Company had an accumulated deficit of $8,799,232. The Company incurred a net loss of $8,098,087 for the six months ended June 30, 2026, and expects to continue to incur substantial losses in the future. As of June 30, 2026, the Company had cash and cash equivalents of $53,186 and a working capital deficit of $6,846,937. The Company has no committed source of additional financing and has historically relied on loans and advances from the Parent and other related parties and on short-term promissory notes to fund its operations. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to it or at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

	As of
	June 30, 2026	December 31, 2025	Change
Total current assets	$2,289,183	$5,889,259	$(3,600,076)
Total current liabilities	9,136,120	287,463	8,848,657
Working capital (deficit)	$(6,846,937)	$5,601,796	$(12,448,733)

Results of operations for the six months ended June 30, 2026, and 2025

Operating Expense

The following table sets forth the Company’s selected statements of operations data for the following periods:

	Six Months Ended
	June 30,
	2026	2025	Change
Operating expenses
Research and development expenses	$1,860,886	$651,784	$1,209,102
General and administrative expenses	4,097,726	2,376,488	1,721,238
Total operating expenses	5,958,612	3,028,272	2,930,340
Total other income (expense)	(2,139,475)	(36,318)	(2,103,157)
Net loss	$(8,098,087)	$(3,064,590)	$(5,033,497)

Revenues

For the six months ended June 30, 2026, and 2025, the Company had no revenue.

General and Administrative Expenses

General and administrative expenses were $4,097,726 for the six months ended June 30, 2026, compared to $2,376,488 in the same period of 2025, an increase of $1,721,238. The increase was primarily attributable to higher personnel and compensation costs, professional service fees and insurance as the Company expanded its operations, and includes $187,571 of stock-based compensation related to Parent awards held by Company employees.

Other income/ (expense)

Other expense were $2,139,475 for the six months ended June 30, 2026 compared to $36,318 in the same period of 2025, resulting in an increase of $2,126,211. The increase was principally the result of higher interest expense, including accretion of debt discount and issuance costs on the promissory notes issued during 2026, partially offset by an increase in interest income.

	Six Months Ended
	June 30,
	2026	2025	Change
Interest income	$21,757	$15,250	$6,507
Interest expense	(2,161,232)	(61,086)	(2,100,146)
Change in FV of warrant liability		9,518	(9,518)
Total other income (expense)	$(2,139,475)	$(36,318)	$(2,103,157)

Net Loss

Net loss was $8,098,087 for the six months ended June 30, 2026, compared to a net loss of $3,064,590 in the same period of 2025, representing an increase in loss of $5,033,497. The increase was mainly due to the expansion of research and development activities, higher general and administrative expenses, and $2,161,232 of interest expense on the promissory notes issued during 2026.

Cash Flows

The following table presents selected financial information and statistics for each of the periods shown below:

	Six Months Ended
	June 30,
	2026	2025	Change
Net cash used in operating activities	$(3,624,474)	$(3,381,409)	$(243,065)
Net cash used in investing activities	1,240,606	(13,369)	1,253,975
Net cash provided by financing activities	945,000	12,126,646	11,181,646
Net increase (decrease) in cash	$(1,438,868)	$8,731,868	$(10,170,736)

During the six months ended June 30, 2026, operating activities used approximately $3,624,474 of cash, compared to a reported net loss of $8,098,087. The difference is due in large part to non-cash charges consisting of $219,376 of stock-based compensation contributed by the Parent, $40,324 of depreciation and amortization, $1,206,233 of non-cash interest expense and $955,000 of accretion of debt discount and issuance costs. Changes in operating assets and liabilities provided $2,052,680, reflecting a $2,188,262 increase in accounts payable and accrued expenses, partially offset by a $127,945 increase in prepaid expenses and other current assets and a $7,637 decrease in operating lease liabilities.

Comparatively, during the six months ended June 30, 2026, operating activities used $3,381,409 of cash.

Investing activities

During the six months ended June 30, 2026 and 2025, investing activities provided approximately $1,240,606 and used $13,369, respectively. For the 2026 period, this consists of $2,000,000 received on the maturity of short-term investments, offset by $750,000 advanced under a loan receivable to a related party and $9,394 of purchases of furniture and fixtures.

Financing activities

During the six months ended June 30, 2026, financing activities provided approximately $945,000 of cash. This was attributable to $5,970,000 of proceeds from the issuance of notes payable, net of $30,000 of original issue discount withheld at funding, partially offset by $1,100,000 of principal repayments on notes payable, $925,000 of debt issuance costs paid, and a $3,000,000 payment made in connection with the settlement described in Note_4.

Comparatively, during the six months ended June 30, 2025, financing activities provided $12,126,646 of cash resulting primarily from $11,953,046 in proceeds from issuance of common stock in connection with IPO.

Contractual Obligations and Commitments

See Note 6 – Debt, and Note 8 – Commitments and Contingencies, of the notes to the Company’s financial statements as of and for the six months ended June 30, 2026, included as Exhibit 99.1 to the Form 8-K/A of which this exhibit forms a part, for further discussion of the Company’s commitments and contingencies.

Off-Balance Sheet Arrangements

The Company is not party to any off-balance sheet transactions. The Company has no guarantees or obligations other than those which arise out of normal business operations.

Critical Accounting Policies and Significant Judgments and Estimates

The Company’s management’s discussion and analysis of its financial condition and results of operations is based on its financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these unaudited condensed financial statements requires the Company to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of expenses during the reporting period. In accordance with U.S. GAAP, the Company evaluates its estimates and judgments on an ongoing basis. The most significant estimates relate to prepaid and accrued clinical development costs and stock-based compensation. The Company bases its estimates and assumptions on current facts, historical experiences, and various other factors that the Company believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company defines its critical accounting policies as those accounting principles that require it to make subjective estimates and judgments about matters that are uncertain and are likely to have a material impact on its financial condition and results of operations, as well as the specific manner in which the Company applies those principles. While its significant accounting policies are more fully described in Note 2 to its financial statements, the Company believes the following are the critical accounting policies used in the preparation of its unaudited condensed financial statements that require significant estimates and judgments.